Exhibit 99.1

Contacts:	Brian W. Poff	Dru Anderson
	Executive Vice President,	FINN Partners
	Chief Financial Officer	(615) 324-7346
	Addus HomeCare Corporation	dru.anderson@finnpartners.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE COMPLETES ACQUISITION OF

TENNESSEE QUALITY CARE OPERATIONS

Company Adds Significant Clinical Market Presence in Tennessee

with Annualized Revenues of Approximately $40 Million

Frisco, Texas (August 1, 2023) – Addus HomeCare Corporation (Nasdaq: ADUS), a provider of home care services, today announced it has completed the acquisition of the entities comprising Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services. Based in Franklin, Tennessee, Tennessee Quality Care serves an average daily census of approximately 1,800 patients through 17 locations covering a service area of over 50 counties in Tennessee. Addus funded the acquisition through a combination of cash on hand and the Company’s revolving credit facility.

Commenting on the announcement, Dirk Allison, Chairman and Chief Executive Officer of Addus, stated, “We are excited to add the clinical services of Tennessee Quality Care to our operations as we expand our market coverage to all three levels of home care in Tennessee. Tennessee Quality Care has an excellent reputation and strong market presence, which will enhance our ability to reach more patients and families in this important market. We welcome the operations team and clinical staff of over 500 dedicated employees to Addus, and we look forward to an efficient integration of Tennessee Quality Care’s operations. Together, we can leverage our combined experience and expertise with a shared commitment to provide safe and cost-effective care in the preferred home setting.

“We are pleased to complete this acquisition, which aligns with our overall strategy to add clinical services where we already have a strong personal care presence. We will continue to identify select acquisition targets that complement our strong organic growth opportunities. We are fortunate to have a strong balance sheet and the financial flexibility to support our growth initiatives in 2023 and beyond,” added Allison.

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to over 49,000 consumers through 221 locations across 22 states. For more information, please visit www.addus.com.

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Addus HomeCare Completes Acquisition of Tennessee Quality Care Operations

August 1, 2023

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

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